                                                                   EXHIBIT 12.1

                          UNIVERSAL COMPRESSION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                      FOR THE PERIOD                    FOR THE THREE-
                                                             FROM DECEMBER 12, 1997 (INCEPTION)       MONTH PERIOD ENDED
                                                                   THROUGH MARCH 31, 1998                JUNE 30, 1998
                                                            ----------------------------------        ------------------
Fixed Charges as Defined:
  Interest expense, including amortization of deferred
     financing charges....................................                 $2,896                        $6,249
  Interest component of rental expense on operating
     leases...............................................                     14                            36
                                                                           ------                        ------
       Total Fixed Charges................................                 $2,910                        $6,285
                                                                           ------                        ------
                                                                           ------                        ------
Earnings as Defined:
  Net Income..............................................                 $  617                        $  230
  Income Tax..............................................                    529                           148
  Total Fixed Charges.....................................                  2,910                         6,285
                                                                           ------                        ------
       Total Earnings as Defined..........................                  4,056                         6,663
                                                                           ------                        ------
                                                                           ------                        ------
Ratio of Earnings to Fixed Charges........................                    1.4                           1.1

                                                                    EXHIBIT 12.1

                      TIDEWATER COMPRESSION SERVICE, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                FOR THE FISCAL YEAR ENDED MARCH 31,           FOR THE PERIOD
                                              ----------------------------------------       FROM APRIL 1, 1997
                                               1994       1995       1996       1997      THROUGH FEBRUARY 20, 1998
                                              -------    -------    -------    -------    -------------------------
Fixed Charges as Defined:
  Interest expense, including amortization
     of deferred financing charges.........   $    --    $ 3,469    $ 3,706    $    --             $    --
  Interest component of rental expense on
     operating leases......................        98        126        159        143                 130
                                              -------    -------    -------    -------             -------
       Total Fixed Charges.................   $    98    $ 3,595    $ 3,865    $   143             $   130
                                              -------    -------    -------    -------             -------
                                              -------    -------    -------    -------             -------
Earnings as Defined:
  Net income...............................   $ 4,343    $ 6,319    $ 5,972    $ 7,842             $10,759
  Income Tax...............................     2,551      4,648      3,745      4,724               6,271
  Total Fixed Charges......................        98      3,595      3,865        143                 130
                                              -------    -------    -------    -------             -------
       Total Earnings as Defined...........   $ 6,992    $14,562    $13,582    $12,709             $17,160
                                              -------    -------    -------    -------             -------
                                              -------    -------    -------    -------             -------
Ratio of Earnings to Fixed Charges.........      71.4        4.1        3.5       88.9               132.1